Exhibit 99.2

Correction to the information provided in PHC, Inc.
 press release dated September 25, 2007

The company's cash and cash equivalents totaled $3.4 million at June 30, 2007, an increase from $1.6 million at the end of the previous fiscal year. Total net receivables from patient care at 2007 fiscal year end was $6.6 million, a decrease of 6% from $7.0 million at the previous year end. The balance sheet current ratio was 1.96:1 at June 30, 2007. Stockholders' equity increased 36% to a record $18.3 million at June 30, 2007 from $13.5 million at the end of the previous year.


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PHC, INC.  AND SUBSIDIARIES
Consolidated Balance Sheets

                                                            June 30,
                                                           2007         2006
                                                       __________    __________
ASSETS
 Current assets:
     Cash and cash equivalents                         $3,395,173    $1,820,105
    Accounts receivable, net of allowance
          for doubtful accounts of $3,764,585
          and $3,100,586  at June 30, 2007 and 2006,
          respectively                                  6,524,387     6,955,475
    Pharmaceutical research receivables                 1,942,268     1,470,019
    Prepaid expenses                                      688,600       490,655
    Other receivables and advances                        868,628       751,791
    Deferred tax assets                                 2,015,000     2,841,000
                                                       __________    __________
         Total current assets                          15,434,056    14,329,045
                                                       __________    __________

Accounts receivable, non-current                           35,000        40,000
Other receivables                                          91,697        53,457
Property and equipment, net                             2,121,191     1,799,888
Deferred financing costs, net of amortization of
     $150,124 and $106,422 at June 30,
     2007 and 2006, respectively                          613,865       117,023
Customer relationships, net of amortization of
     $380,000 and $260,000 at
     June 30, 2007 and 2006, respectively               2,020,000     2,140,000
Goodwill                                                3,508,576     2,664,643
Other assets                                            3,465,356       571,931
                                                       __________    __________

      Total assets                                    $27,289,741   $21,715,987
                                                      ===========   ===========



LIABILITIES
Current liabilities:
    Accounts payable                                   $1,261,841    $1,509,659
    Current maturities of long-term debt                1,134,300       918,013
    Revolving credit note                               1,518,742     1,603,368
    Deferred revenue                                      433,301       385,742
    Current portion of obligations under capital
        leases                                            205,858        57,881
    Accrued payroll, payroll taxes and benefits         1,631,693     1,619,672
    Accrued expenses and other liabilities              1,702,772     1,026,419
                                                       __________    __________

         Total current liabilities                      7,888,507     7,120,754

Long-term debt, less current maturities                   831,387     1,021,546
Obligations under capital leases                          226,706        61,912
Deferred tax liabilities                                   93,000        56,000
                                                       __________    __________

         Total liabilities                              9,039,600     8,260,212
                                                       __________    __________
Commitments and contingent liabilities

STOCKHOLDERS' EQUITY
Preferred stock, 1,000,000 shares authorized, none
  issued or outstanding                                        --           --
Class A Common Stock, $.01 par value; 30,000,000
  shares authorized, 19,622,076 and 17,874,966
  shares issued at June 30, 2007 and 2006,
  respectively                                            196,221       178,749
Class B Common Stock, $.01 par value; 2,000,000 shares
  authorized, 775,760 and 775,760 issued and
  outstanding at June 30, 2007 and 2006, respectively,
  each convertible into one share of Class A Common
  Stock                                                     7,758         7,758
Additional paid-in capital                             26,812,808    23,718,197
Treasury stock, 199,098 and 199,098 class A common
  shares at cost at June 30, 2007 and 2006,
  respectively                                           (191,700)     (191,700)
Accumulated deficit                                    (8,574,946)  (10,257,229)
                                                       __________    __________
         Total stockholders' equity                    18,250,141    13,455,775
                                                       __________    __________

            Total liabilities and stockholders'
              equity                                  $27,289,741    21,715,987
                                                      ===========    ===========

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